UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 4, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On March 4, 2016, the Board of Directors of Arcadia Biosciences, Inc. (the “Company”) set the date of the Company’s 2016 Annual Meeting of Stockholders as Thursday, June 9, 2016, at 9:00 a.m. Pacific Time at a location to be determined (the “2016 Annual Meeting”). Stockholders of record as of the close of business on April 11, 2016 will be entitled to notice of, and to vote at, the 2016 Annual Meeting.

The 2016 Annual Meeting is the Company’s first annual meeting as a public company. The Company has set a deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting as April 13, 2016, which the Company believes is a reasonable time before it begins to print and distribute its proxy materials. In order to be considered timely, such stockholder proposals must be received by the Company’s Corporate Secretary at the address set forth below on or before the close of business on April 13, 2016 and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and any applicable requirements of the Company’s Amended and Restated Bylaws.

A stockholder intending to submit a proposal outside the processes of Rule 14a-8 or to nominate persons for election to serve as a director of the Company, in each case in connection with the 2016 Annual Meeting, must provide written notice of such proposal or nomination in accordance with the requirements set forth in the Company’s Amended and Restated Bylaws. To be considered timely, any such notice must be received by the Company’s Corporate Secretary not later than March 19, 2016.

All stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and all notices of other items of business or director nominations to be brought before the 2016 Annual Meeting must be directed to the Corporate Secretary, Arcadia Biosciences, Inc., 4222 East Thomas Road, Suite 320, Phoenix, AZ 85018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: March 9, 2016	By:	/s/ Wendy S. Neal
	Name:	Wendy S. Neal
	Title:	Vice President and Chief Legal Officer

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